UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]    Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to §240.14a-12

SOUND FINANCIAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Fellow Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of Sound Financial, Inc. to be held on August 15, 2012.  According to our records, we have NOT yet received your proxy.

In addition to the routine matters at the annual meeting, the Company is asking shareholders to approve a Plan of Conversion where the current organization will convert from a partially public company to a fully public company.  Currently, 45.2% of Sound Financial's common stock is owned by public shareholders like you and the remaining shares are owned by Sound Community MHC, the mutual holding company formed in 2008.

As a result of the conversion, a newly formed company, Sound Financial Bancorpwill become the parent of Sound Community Bank. Each share of Sound Financialcommon stock owned by the public will be exchanged for shares of common stock of Sound Financial Bancorp so that existing public shareholders will own the same percentage of Sound Financial Bancorp common stock as they owned immediately prior to the conversion.

Sound Financial, Inc., which owns 100% of Sound Community Bank, will be succeeded by a new corporation named Sound Financial Bancorp, Inc.As part of the conversion and offering, the ownership interest of Sound Community MHC in Sound Financial, Inc. will be offered for sale in the offering by Sound Financial Bancorp. When the conversion and offering is completed, all of the outstanding common stock of Sound Community Bank will be owned by Sound Financial Bancorp, and all of the outstanding common stock of Sound Financial Bancorp will be owned by public shareholders.

The Board of Directors fully recommends a vote "FOR” the Plan of Conversion

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

You still have time to vote by telephone or the internet.  For telephone voting please call the toll free number shown on the front of your voting instruction form.  To vote by internet please go to www.proxyvote.com.  There is a control number on the front of your voting instruction form.  Please have the control number ready when you call or log on and then follow the easy step-by-step instructions.
YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at
1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Pacific Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

Dear Fellow Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of Sound Financial, Inc. to be held on August 15, 2012.  According to our records, we have NOT yet received your proxy.

In addition to the routine matters at the annual meeting, the Company is asking shareholders to approve a Plan of Conversion where the current organization will convert from a partially public company to a fully public company.  Currently, 45.2% of Sound Financial's common stock is owned by public shareholders like you and the remaining shares are owned by Sound Community MHC, the mutual holding company formed in 2008.

As a result of the conversion, a newly formed company, Sound Financial Bancorpwill become the parent of Sound Community Bank. Each share of Sound Financialcommon stock owned by the public will be exchanged for shares of common stock of Sound Financial Bancorp so that existing public shareholders will own the same percentage of Sound Financial Bancorp common stock as they owned immediately prior to the conversion.

Sound Financial, Inc., which owns 100% of Sound Community Bank, will be succeeded by a new corporation named Sound Financial Bancorp, Inc.As part of the conversion and offering, the ownership interest of Sound Community MHC in Sound Financial, Inc. will be offered for sale in the offering by Sound Financial Bancorp. When the conversion and offering is completed, all of the outstanding common stock of Sound Community Bank will be owned by Sound Financial Bancorp, and all of the outstanding common stock of Sound Financial Bancorp will be owned by public shareholders.

The Board of Directors fully recommends a vote “FOR” the Plan of Conversion

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU.  PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

You still have time to vote by telephone or the internet.  For telephone voting please call the toll free number shown on the front of your voting instruction form.  To vote by internet please go to www.proxyvote.com.  There is a control number on the front of your voting instruction form.  Please have the control number ready when you call or log on and then follow the easy step-by-step instructions.
YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at
1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Pacific Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST